Exhibit 99.1

Contact:
Randall H. Brown, Executive Vice President, CFO & Treasurer
Education Realty Trust
901-259-2500   rbrown@edrtrust.com
Susan Jennings, Vice President, Corporate Communications and Marketing
Education Realty Trust
 901-259-2506   sjennings@edrtrust.com

For Immediate Release

Education Realty Trust Produces Market-Leading
Leasing Results for 2011/2012 Academic Year

MEMPHIS, Tenn. October  3, 2011— Education Realty Trust Inc. (NYSE:EDR), one of the nation’s largest developers, owners and managers of collegiate housing, announced today market-leading leasing results for the 2011/2012 academic school year.

EDR reported opening occupancy of 94.9% across the company’s same-community owned portfolio for the 2011/2012 lease term, which represents a 112 basis point improvement over the prior year.  Additionally, the company’s same-community net rental rates for the 2011/2012 lease term have increased 4.6% over 2010/2011.

“It is gratifying that enhancements in our technology platform and marketing-yield management systems along with a realignment of our management staff over the past two years have improved our property operations and produced such strong  results,” said Christine Richards, senior vice president of property operations for Education Realty Trust.  “With this success and plans for additional enhancements as we move ahead, we expect to build on our market-leading results in the coming years.”

EDR will release property specific leasing data in the company’s third quarter earnings release scheduled for October 27, 2011.

About Education Realty Trust

Education Realty Trust Inc. (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EDR is a self-administered and self-managed real estate investment trust that — with this purchase —owns or manages 57 communities in 23 states with over 33,000 beds within more than 10,500 units. For more information please visit the company's web site at www.educationrealty.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.